Exhibit 99.1 news release

Ovintiv Reports Fourth Quarter and Year-End 2023 Financial and Operating Results

Strong 2023 Operational Execution; Enhanced Capital Efficiency Expected in 2024

Highlights:

Full Year 2023

•
Generated net earnings of $2.1 billion, cash from operating activities of $4.2 billion, Non-GAAP Cash Flow of $3.9 billion and Non-GAAP Free Cash Flow of $1.2 billion after capital expenditures of $2.7 billion
•
Exceeded high end of full year production guidance on every product with average total volumes of 566 thousand barrels of oil equivalent per day (“MBOE/d”), including 202 thousand barrels per day (“Mbbls/d”) of oil and condensate, 90 Mbbls/d of other NGLs (C2 to C4) and 1,642 million cubic feet per day (“MMcf/d”) of natural gas
•
Returned $733 million to shareholders through the combination of base dividend payments and share buybacks
•
Acquired and seamlessly integrated high-quality Permian assets comprising approximately 65,000 net acres of largely undeveloped land directly adjacent to the Company’s existing Permian operations
•
Closed the sale of the Company’s Bakken assets, representing Ovintiv’s exit from the play
•
Announced the Company’s inclusion on the S&P 400 index effective June 20, 2023

Fourth Quarter 2023

•
Generated fourth quarter net earnings of $856 million, cash from operating activities of $1.4 billion, Non-GAAP Cash Flow of $1.2 billion and Non-GAAP Free Cash Flow of $577 million after capital expenditures of $660 million
•
Delivered average quarterly production volumes of 605 MBOE/d, including 240 Mbbls/d of oil and condensate, 91 Mbbls/d of other NGLs and 1,645 MMcf/d of natural gas; all exceeding the high end of Company guidance
•
Reduced total debt by $426 million

2024 Outlook

•
Announced 2024 capital program of approximately $2.2 to $2.4 billion, which is expected to deliver total production volumes of 545 to 575 MBOE/d, including oil and condensate volumes of 202 to 208 Mbbls/d

DENVER, February 27, 2024 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its fourth quarter and year-end 2023 financial and operating results. The Company plans to hold a conference call and webcast at 8:00 a.m. MT (10:00 a.m. ET) on February 28, 2024. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“2023 marked a year of exceptionally strong execution for our Company,” said President and CEO, Brendan McCracken. “Our focus on operational excellence led to multiple quarters of positive guidance revisions, as we repeatedly outperformed our production targets without increasing spending. From volumes, to capital, to per unit costs, we beat our 2023 targets and enhanced the capital efficiency of the business. Our durable-returns strategy is set to deliver again in 2024, as we plan to produce higher oil and condensate volumes with less capital and generate about $450 million more free cash flow than 2023.”

Full Year and Fourth Quarter 2023 Financial and Operating Results

•
The Company recorded full year net earnings of $2,085 million, or $7.90 per diluted share of common stock. Included in net earnings were income tax expense of $425 million and net gains on risk management of $151 million, before tax.
•
Fourth quarter net earnings totaled $856 million, or $3.11 per diluted share of common stock. Included in net earnings were income tax expense of $211 million and net gains on risk management of $344 million, before tax.
•
Full year capital investment of $2,744 million was below the full year 2023 guidance range of approximately $2,745 million to $2,785 million.

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•
Fourth quarter capital investment of $660 million was at the low end of the guidance range of approximately $660 million to $700 million.
•
Full year upstream operating expense was $4.03 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.76 per BOE. Production, mineral and other taxes were $1.66 per BOE, or 4.4% of upstream revenue. These costs were below the bottom end of guidance on a combined basis.
•
Fourth quarter upstream operating expense was $4.09 per BOE. Upstream transportation and processing costs were $6.89 per BOE. Production, mineral and other taxes were $1.67 per BOE, or 4.2% of upstream revenue. These costs were below the bottom end of guidance on a combined basis.
•
Excluding the impact of hedges, full year average realized prices were $75.19 per barrel for oil and condensate (97% of WTI), $18.09 per barrel for other NGLs (C2-C4) and $2.74 per thousand cubic feet ("Mcf") for natural gas (100% of NYMEX) resulting in a total average realized price of $37.67 per BOE.
•
Including the impact of hedges, full year average realized prices for oil and condensate was $74.88 (96% of WTI), other NGLs was unchanged, and the average realized price for natural gas was $2.71 per Mcf (99% of NYMEX) resulting in a total average realized price of $37.46 per BOE.
•
Excluding the impact of hedges, fourth quarter average realized prices were $75.66 per barrel for oil and condensate (97% of WTI), $18.85 per barrel for other NGLs (C2-C4) and $2.50 per Mcf for natural gas (87% of NYMEX) resulting in a total average realized price of $39.66 per BOE.
•
Including the impact of hedges, fourth quarter average realized prices for oil and condensate was $75.46 (96% of WTI), other NGLs was unchanged, and the average realized price for natural gas was $2.65 per Mcf (92% of NYMEX) resulting in a total average realized price of $39.99 per BOE.

2024 Guidance

The Company issued the following first quarter and full year 2024 guidance:

2024 Guidance	1Q 2024	Full Year 2024
Total Production (MBOE/d)	560 – 575	545 – 575
Oil & Condensate (Mbbls/d)	208 – 212	202 – 208
NGLs (C2 - C4) (Mbbls/d)	86 – 89	85 – 90
Natural Gas (MMcf/d)	1,575 – 1,625	1,550 – 1,650
Capital Investment ($ Millions)	$580 – $620	$2,200 – $2,400

Ovintiv expects production in the first quarter to be the high point for the year, with oil and condensate volumes expected to average 208 to 212 Mbbls/d. This includes the impacts of refinery turnarounds in Salt Lake City, weather and planned maintenance, which are expected to reduce first quarter volumes by approximately 8 Mbbls/d. Oil and condensate production is expected to stabilize in the second quarter and remain largely flat through the end of the year for an annual average of 202 to 208 Mbbls/d. The Company expects to realize a greater than 18% improvement in capital efficiency for its oil and condensate production versus its original 2023 guidance.

Inventory Renewal

Since 2021, Ovintiv has added approximately 1,650 net premium drilling locations to its inventory through the combination of the Permian acquisition in 2023, low-cost strategic bolt-on transactions and its organic inventory appraisal and assessment programs. This represents an addition of more than seven years of drilling inventory based on the number of wells the Company expects to drill in 2024. Approximately two thirds of the inventory additions, or about 1,100 net locations, are located in the Permian.

Returns to Shareholders

Ovintiv remains committed to its capital allocation framework, which returns at least 50% of post base dividend Non-GAAP Free Cash Flow to shareholders through buybacks and/or variable dividends.

In the fourth quarter of 2023, the Company returned approximately $135 million to shareholders through share buybacks totaling approximately $53 million and its base dividend of approximately $82 million.

Full year shareholder returns totaled approximately $733 million, consisting of share buybacks of approximately $426 million, or approximately 10 million shares of common stock, and base dividend payments of approximately $307 million.

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Share buybacks in the first quarter of 2024 are expected to total approximately $248 million.

Continued Balance Sheet Focus

Ovintiv had approximately $3.5 billion in total liquidity as of December 31, 2023, which included available credit facilities of $3,486 million, available uncommitted demand lines of $234 million, and cash and cash equivalents of $3 million, net of outstanding commercial paper of $270 million. Ovintiv reported total debt of $5.7 billion at year-end.

Non-GAAP Debt to EBITDA was 1.2 times and Non-GAAP Debt to Adjusted EBITDA was 1.3 times as of December 31, 2023.

The Company remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies. Ovintiv maintains a long-term leverage target of 1.0 times Non-GAAP Debt to Adjusted EBITDA at mid-cycle prices, with an associated long-term total debt target of $4.0 billion.

Dividend Declared

On February 27, 2024, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on March 28, 2024, to shareholders of record as of March 15, 2024.

Asset Highlights

Permian

Permian production averaged 220 MBOE/d (84% liquids) in the fourth quarter. The Company had 60 net wells turned in line (TIL). Ovintiv plans to invest approximately $1.35 billion to $1.45 billion in the play in 2024 to bring on 120 to 130 net wells.

Montney

Montney production averaged 234 MBOE/d (22% liquids) in the fourth quarter. The Company had 15 net wells TIL. Ovintiv plans to invest approximately $425 million to $475 million in the play in 2024 to bring on 60 to 70 net wells.

Uinta

Uinta production averaged 34 MBOE/d (86% liquids) in the fourth quarter. The Company had eight net wells TIL. Ovintiv plans to invest approximately $300 million to $350 million in the play in 2024 to bring on 25 to 30 net wells.

Anadarko

Anadarko production averaged 113 MBOE/d (59% liquids) in the fourth quarter. The Company had four net wells TIL. Ovintiv plans to invest approximately $100 million to $125 million in the play in 2024 to bring on seven to ten net wells.

Year-End 2023 Reserves

SEC proved reserves at year-end 2023 were 2.2 billion BOE, of which approximately 48% were liquids and 62% were proved developed. Total proved reserves replacement including the impact of commodity prices and acquisitions was 106% of 2023 production. Ovintiv's reserve life index at year-end was approximately 11 years.

For additional information, please refer to the Fourth Quarter and Year-end 2023 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Documents Library.

Conference Call Information

A conference call and webcast to discuss the Company’s fourth quarter and year-end 2023 results will be held at 8:00 a.m. MT (10:00 a.m. ET) on February 28, 2024.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/3Segm9H to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended December 31)	4Q 2023	4Q 2022	2023	2022
Capital Expenditures (1) ($ millions)	660	358	2,744	1,831
Oil (Mbbls/d)	194.1	132.0	158.9	131.6
NGLs – Plant Condensate (Mbbls/d)	46.1	42.7	42.9	44.0
Oil & Plant Condensate (Mbbls/d)	240.2	174.7	201.8	175.6
NGLs – Other (Mbbls/d)	90.9	88.7	90.2	85.5
Total Liquids (Mbbls/d)	331.1	263.4	292.0	261.1
Natural gas (MMcf/d)	1,645	1,561	1,642	1,494
Total production (MBOE/d)	605.2	523.6	565.6	510.0

(1) Including capitalized directly attributable internal costs.

Financial Summary

(for the period ended December 31) ($ millions)	4Q 2023	4Q 2022	2023	2022
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	1,362 (31) 156	875 (15) (5)	4,167 (62) 330	3,866 (57) (187)
Non-GAAP Cash Flow (1)	1,237	895	3,899	4,110

Non-GAAP Cash Flow (1)	1,237	895	3,899	4,110
Less: Capital Expenditures (2)	660	358	2,744	1,831
Non-GAAP Free Cash Flow (1)	577	537	1,155	2,279

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Non-operating foreign exchange gain (loss)	1,067 326 (9)	1,110 530 10	2,510 194 (2)	3,560 741 (14)
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	750 103	570 342	2,318 508	2,833 1,064
Non-GAAP Adjusted Earnings (1)	647	228	1,810	1,769

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

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Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended December 31)	4Q 2023	4Q 2022	2023	2022
Liquids ($/bbl)
WTI	78.32	82.65	77.62	94.23
Realized Liquids Prices
Oil	76.64	75.85	76.06	81.88
NGLs – Plant Condensate	70.46	72.01	70.51	80.74
Oil & Plant Condensate	75.46	74.91	74.88	81.59
NGLs – Other	18.85	22.95	18.09	31.45
Total NGLs	36.20	38.88	34.98	48.20

Natural Gas
NYMEX ($/MMBtu)	2.88	6.26	2.74	6.64
Realized Natural Gas Price ($/Mcf)	2.65	2.49	2.71	2.42

Cost Summary

(for the period ended December 31) ($/BOE, except as indicated)	2023	2022
Production, mineral and other taxes	1.66	2.23
Upstream transportation and processing	7.76	8.75
Upstream operating	4.03	4.15
Administrative, excluding long-term incentive, transaction and legal costs, and current expected credit losses	1.35	1.39

Debt to EBITDA (1)

($ millions, except as indicated)	December 31, 2023	December 31, 2022
Long-Term Debt, including Current Portion	5,737	3,570

Net Earnings (Loss)	2,085	3,637
Add back (Deduct):
Depreciation, depletion and amortization	1,825	1,113
Interest	355	311
Income tax expense (recovery)	425	(77)
EBITDA	4,690	4,984
Debt to EBITDA (times)	1.2	0.7

Debt to Adjusted EBITDA(1)

($ millions, except as indicated)	December 31, 2023	December 31, 2022
Long-Term Debt, including Current Portion	5,737	3,570

Net Earnings (Loss)	2,085	3,637
Add back (Deduct):
Depreciation, depletion and amortization	1,825	1,113
Accretion of asset retirement obligation	19	18
Interest	355	311
Unrealized (gains) losses on risk management	(194)	(741)
Foreign exchange (gain) loss, net	19	15
Other (gains) losses, net	(20)	(33)
Income tax expense (recovery)	425	(77)
Adjusted EBITDA	4,514	4,243
Debt to Adjusted EBITDA (times)	1.3	0.8
(1)
Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures as defined in Note 1.

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Hedge Details as of December 31, 2023

Oil and Condensate Hedges ($/bbl)	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025
WTI Swaps	25 Mbbls/d $73.69	25 Mbbls/d $73.69	0 -	0 -	0 -
WTI Collars Call Strike Put Strike	75 Mbbls/d $82.29 $64.33	75 Mbbls/d $80.39 $65.00	10 Mbbls/d $92.06 $60.00	0 - -	0 - -
WTI 3-Way Options Short Call Long Put Short Put	0 - - -	0 - - -	40 Mbbls/d $89.76 $65.00 $50.00	32 Mbbls/d $85.36 $65.00 $50.00	0 - - -

Natural Gas Hedges ($/Mcf)	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025
NYMEX Swaps	200 MMcf/d $3.62	200 MMcf/d $3.62	200 MMcf/d $3.62	200 MMcf/d $3.62	0 -
NYMEX Collars Call Strike Put Strike	400 MMcf/d $5.10 $3.00	400 MMcf/d $3.40 $3.00	400 MMcf/d $3.40 $3.00	400 MMcf/d $5.57 $3.00	0 - -
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	100 MMcf/d $4.79 $3.00 $2.25	200 MMcf/d $4.44 $3.00 $2.25	200 MMcf/d $4.44 $3.00 $2.25	200 MMcf/d $4.58 $3.00 $2.25	300 MMcf/d $4.99 $3.00 $2.25
Waha % of NYMEX Swaps	50 MMcf/d 71%	50 MMcf/d 71%	50 MMcf/d 71%	50 MMcf/d 71%	0 -
AECO Nominal Basis Swaps	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)
AECO % of NYMEX Swaps	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%

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Price Sensitivities for WTI Oil (1) ($MM) (Before-Tax)

WTI Oil Hedge Gains (Losses)
	$40	$50	$60	$70	$80	$90	$100	$110	$120
1Q 2024	$243	$152	$61	$8	($14)	($90)	($181)	($272)	($363)
2Q 2024	$247	$156	$65	$8	($14)	($103)	($194)	($285)	($376)
3Q 2024	$74	$64	$18	-	-	($2)	($45)	($91)	($137)
4Q 2024	$44	$44	$15	-	-	($14)	($43)	($73)	($102)
1Q 2025	-	-	-	-	-	-	-	-	-
(1)
Hedge positions and hedge sensitivity estimates as of 12/31/2023. Does not include impact of basis positions.

Price Sensitivities for NYMEX Natural Gas (1) ($MM) (Before-Tax)

NYMEX Natural Gas Hedge Gains (Losses)
	$1.50	$2.00	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50
1Q 2024	$100	$73	$43	$11	$2	($7)	($16)	($27)	($55)
2Q 2024	$107	$79	$48	$11	($2)	($29)	($60)	($94)	($130)
3Q 2024	$108	$80	$48	$11	($2)	($29)	($60)	($95)	($131)
4Q 2024	$108	$80	$48	$11	$2	($7)	($18)	($33)	($52)
1Q 2025	$20	$20	$14	-	-	-	($1)	($6)	($14)
(1)
Hedge positions and hedge sensitivity estimates as of 12/31/2023. Does not include impact of basis positions.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedarplus.ca as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•
Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
•
Non-GAAP Free Cash Flow is a non-GAAP measuredefined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Forecasted Non-GAAP Free Cash Flow represents forecasted Non-GAAP Cash Flow based on $75 WTI and $2.50 NYMEX and utilizing the midpoint of production guidance. Due to its forward-looking nature, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as changes in operating assets and liabilities. Accordingly, Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure. Amounts excluded from this non-GAAP measure in future periods could be significant.
•
Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
•
Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are a non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

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ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including the first quarter and fiscal year 2024 guidance, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, and timing and expectations regarding capital efficiencies and well completion and performance, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company's ability to successfully integrate the Midland Basin assets; the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly; revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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